Exhibit 10.11

GALERA THERAPEUTICS, INC.

EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purpose of the Plan is to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of Awards. By granting Awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Company. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights and Restricted Stock.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Committee with the responsibility of administering the Plan, as set forth in Section 4 of the Plan.

(b) “Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries is controlled by, or is under common control, with the Company.

(c) “Award” means, individually or collectively, a grant under the Plan of an Option, Stock Appreciation Right or Restricted Stock.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control of the Company;

(ii) any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of such corporation;

(iii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;

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(iv) any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Committee” means a committee appointed by the Board to administer the Plan.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Galera Therapeutics Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any individual, including an advisor, engaged by the Company or any Subsidiary to render services to such entity. For the avoidance of doubt, the term “Consultant” shall not include any entity or non-natural person.

(l) “Director” means a member of the Board.

(m) “Disability” means an individual’s inability to engage in any substantial gainful activity by reasons of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least 12 months.

(n) “Employee” means any person, including an officer or Director, employed by the Company or any Subsidiary. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Fair Market Value” means, with respect to Shares, the fair market value per Share as determined by application of one of the following valuation methods:

(i) if the Common Stock is not readily tradable on an established securities market, the valuation of the Common Stock shall be determined by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations promulgated thereunder, as of a date that is no more than 12 months earlier than the date for which the valuation is being used;

(ii) if the Common Stock is readily tradable on an established securities market, the fair market value per Share shall be the closing price on the exchange on the date of determination (or, if there are no sales on such date, on the first preceding day on which there were reported sales), as reported in The Wall Street Journal or as reported in such other manner as the Board deems reliable and consistent with the requirements of Code Section 409A.

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(p) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(q) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(r) “Option” means a stock option granted pursuant to the Plan.

(s) “Participant” means the holder of an outstanding Award.

(t) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(u) “Plan” means this Galera Therapeutics, Inc. Equity Incentive Plan.

(v) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan.

(w) “Service Provider” means an Employee, Director or Consultant.

(x) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(y) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(z) “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Code Section 424(f).

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan is 2,879,913 Shares. The Shares may be authorized but unissued or reacquired Common Stock. The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares. Awards settled in cash shall not reduce the number of Shares available for purposes of the Plan. If any Award shall expire or terminate for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. Any Shares which are used by a Participant as full or partial payment to the Company to satisfy the purchase price related to an Award, and any Shares subject to an Award which are not delivered to a Participant because such Shares are used to satisfy an applicable tax withholding obligation, shall not be available for the purposes of the Plan, and shall not be included in the number of Shares reserved hereunder.

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4. Administration of the Plan.

(a) The Plan shall be administered by the Committee; however, in the event the Committee shall cease to exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(b) The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members. Without limiting the generality of the foregoing, the Committee shall have full discretionary power, subject to any limitations of the Plan, to: (i) select the Service Providers to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (vi) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (vi) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (vii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) to modify or amend each Award (subject to Section 21(c) of the Plan); and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant and any Subsidiary. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a member of the Committee shall require the prior approval of the Board (excluding persons who are also members of the Committee).

(d) The Committee may delegate to one or more of its members or to one or more officers of the Company such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(e) The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Subject to the express provisions of the Plan, the Administrator shall have plenary authority, in its discretion, to determine the Service Providers to whom, and the time or times at which, Awards shall be granted, the number of Shares to be subject to each Award and the term of any Award. In making such determinations, the Committee may take into account the nature of services rendered by the respective Service Providers, their present and potential contributions to the Company’s success and such other factors as the Administrator, in its discretion, shall deem relevant. Awards may be granted under the Plan only to such Employees, Consultants and Independent Directors of the Company or any of its Subsidiaries, as the Committee shall select from time to time. The Administrator’s designation of Service Provider to receive Awards or grants under one portion of the Plan shall not require the Administrator to include such Service Provider under other portions of the Plan.

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6. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine. Incentive Stock Options may be granted to any individual classified as an Employee. A Non-Qualified Stock Option may be granted to any Employee, Director or Consultant of the Company or a Subsidiary.

(b) Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Affiliate or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

(d) Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(e)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

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(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Payment of Exercise Price. The exercise price under an Option is to be paid in full upon the exercise of the Option, either (i) in cash, (ii) in the discretion of the Administrator, by the tender to the Company (either actual or by attestation) of Shares already owned by the Participant and registered in his or her name, having a Fair Market Value equal to the cash purchase price under the Option being exercised, (iii) in the discretion of the Administrator, by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided that, no Shares may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the Participant through the exercise of an Incentive Stock Option unless (1) such shares have been held by the Participant for at least one year, and (2) at least two years have elapsed since such prior Incentive Stock Option was granted. At the discretion of the Administrator, in the case of a Non-Qualified Stock Option, the exercise price may be paid by means of a net exercise in which the person entitled to exercise the Non-Qualified Stock Option shall receive the number of Shares equal to the aggregate number of Shares being purchased less the number of Shares having a Fair Market Value equal to the aggregate purchase price of the Shares being purchased.

(iii) Shareholder Rights. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(g) Termination of Relationship as a Service Provider.

(i) General Termination. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of termination. In the absence of a specified period of time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

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(ii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s termination. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to a Service Provider at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c) Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In the event a Stock Appreciation Right is granted in tandem with an Option, the exercise of the Stock Appreciation Right shall automatically result in the cancellation of the Option. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

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(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive a payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such manner, and subject to such terms and conditions relating to vesting, forfeitability and restrictions on delivery and transfer (whether based on periods of service or otherwise) or otherwise as the Administrator shall establish. The terms of any Restricted Stock Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with this Plan. The provisions of Restricted Stock Awards need not be the same for each Participant receiving such Awards.

(b) Issuance and Delivery of Restricted Shares. As soon as practicable after the date of grant of a Restricted Stock Award by the Administrator, the Company shall cause to be transferred on the books of the Company, Shares registered in the name of the Participant, evidencing the Restricted Shares covered by the Restricted Stock Award, but subject to forfeiture to the Company. The Share certificates representing such Restricted Shares shall, unless otherwise determined by the Administrator, be maintained in the custody of or on behalf of the Company until all applicable vesting conditions have been satisfied. In addition to any legends placed on certificates reflecting the restrictions, each certificate representing Shares acquired pursuant to a Restricted Shares Award under this Plan may bear a legend such as the following or as otherwise determined by the Administrator in its sole discretion:

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THE SALE, TRANSFER OR DISPOSITION OF THIS CERTIFICATE AND THE SHARES REPRESENTED, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS RESTRICTED PURSUANT TO THE TERMS OF THE GALERA THERAPEUTICS, INC. EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN GALERA THERAPEUTICS, INC. AND THE SHAREHOLDER. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF GALERA THERAPEUTICS, INC. AND WILL BE FURNISHED WITHOUT CHARGE UPON THE WRITTEN REQUEST OF THE HOLDER TO THE COMPANY.

Such certificates shall be delivered to the Participant as soon as administratively practicable after the Period of Restriction has lapsed.

(c) Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Removal of Restrictions. Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from the custody of the Company as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(e) Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(f) Dividends and Other Distributions. The Administrator may establish terms and conditions under which a Participant granted a Restricted Stock Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which, as of the record date for such dividend, have been awarded to the Participant but remain subject to limitations and restrictions under such Restricted Stock Award. Any such dividend equivalents shall be paid to the Participant only at such time, if any, that the limitations and restrictions applicable to such shares lapse, but in no event later than 2 1⁄2 months after the end of the year in which such limitations and restrictions lapse. Any arrangement for the payment of dividend equivalents shall terminate if, in accordance with the limitations and restrictions under the Restricted Stock Award, the Shares being held pursuant to the terms of such Restricted Stock Award are forfeited.

(g) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again will become available for grant under the Plan.

9. Repurchase Right.

(a) Commencement of Repurchase Right. Unless otherwise provided in the Award Agreement, if the Participant ceases to be a Service Provider for any reason, then the Company shall have the right to repurchase any and all of the unvested Shares acquired or received pursuant to an Award to a Participant under the Plan, at a price to be determined as set forth below. Such right on the part of the Company shall commence upon the last day of such Participant’s status as an Service Provider (the “Termination Date”) and shall expire on the 180th calendar day after the Termination Date.

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(b) Repurchase Price. The aggregate repurchase price for any such unvested Shares shall be an amount equal to the original purchase price per Share paid by the Participant times the number of Shares to be repurchased.

(c) Exercise of Repurchase Right. The right of repurchase shall be exercisable by written notice delivered to the Participant or beneficiary setting forth the date on which the repurchase is to be effected, which date shall not be more than thirty (30) days after the date of the notice. Prior to the close of business on the date specified for the repurchase, the Participant or beneficiary shall deliver to the Company instrument(s) of transfer, in form and substance reasonably acceptable to the Company, sufficient to transfer, free and clear of any encumbrance or restrictions, the unvested Shares to be repurchased. The Company shall, concurrently with receipt of such instrument(s) of transfer, pay to the Participant the repurchase price determined as set forth herein. If the Company makes available, at the time and place and in the amount and form provided in this Section 9, the consideration for such unvested Shares to be repurchased, then from and after such time, the Participant or beneficiary shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Section 9).

(d) Form of Payment. Payment for the purchased Shares will be made by the Company in a cash lump sum payment.

10. Right of First Refusal. In the event that a Participant desires at any time to sell or otherwise transfer all or any part of his or her Shares (other than Shares of Restricted Stock which by their terms are not transferrable), the Participant first shall give written notice to the Company of the Participant’s intention to make such transfer. Such notice shall state the number of Shares that the Participant proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company and except for transfers made for bona fide estate planning purposes, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Participant within the foregoing 30-day period. If the Company or its assigns elect to exercise its purchase rights under this Section 10, the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Participant. In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Participant may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Participant’s notice. Any Shares not sold to the proposed transferee shall remain subject to the Plan. If the Participant is a party to any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Shares, (i) the transferring Participant shall comply with the requirements of such stockholders agreements or other agreements relating to any proposed transfer of the Offered Shares, and (ii) any proposed transferee that purchases Offered Shares shall enter into such stockholders agreements or other agreements with the Company and/or certain of the Company’s stockholders relating to the Offered Shares on the same terms and in the same capacity as the transferring Participant.

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11. Lockup. If requested by the Company, a Participant shall not sell or otherwise transfer or dispose of any Shares (including, without limitation, pursuant to Rule 144 under the Securities Act of 1933, as amended) held by him or her for such period following the effective date of a public offering by the Company of Shares as the Company shall specify reasonably and in good faith. If requested by the underwriter engaged by the Company, each Participant shall execute a separate letter confirming his or her agreement to comply with this Section 11.

12. Other Agreements. To the extent a Participant is subject to an agreement with the Company containing (i) a right of first refusal with respect to the transfer of such Participant’s Shares or (ii) an obligation to refrain from selling, transferring or disposing of Shares in connection with a public offering, then Section 9, Section 10 and Section 11, respectively, shall not apply to such Participant.

13. Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment or the settlement thereof, is subject to Code Section 409A the Award will be granted, paid or settled in a manner that will meet the requirements of Code Section 409A, such that the grant, payment or settlement will not be subject to the additional tax or interest applicable under Code Section 409A.

14. Limited Transferability of Awards. Unless determined otherwise by the Administrator and set forth in an Award Agreement, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a Change in Control of the Company, (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control immediately vest and become fully exercisable, (b) Restricted Stock becomes free of all restrictions and limitations and becomes fully vested, (c) the restrictions and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (d) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

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(d) Assumption/Substitution Upon Change in Control. Notwithstanding the foregoing, the terms of any Award Agreement may also provide that, if in the event of a Change in Control the successor company assumes an Award or issues a substitute award to substantially preserve the terms of any Awards previously granted under the Plan and not previously exercised or settled, then each outstanding Award assumed or substituted for under this Section 15(d) shall not be accelerated as described above. Notwithstanding the foregoing, no Award shall be assumed or substituted pursuant to this Section 15(d) if such action would cause an Award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” within the meaning of Code Section 409A or otherwise trigger adverse tax consequences under Code Section 409A.

(e) Committee Discretion Upon Change in Control. Notwithstanding any other provision of the Plan or Award Agreement to the contrary, the Committee may, in its sole and absolute discretion, determine that, upon the occurrence of a Change in Control of the Company, any vested or unvested Award outstanding as of the effective date of such Change in Control will be cancelled in consideration for a cash payment or alternative award (whether from the Company or another entity that is a party to the Change in Control) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award. The determination of fair market value shall be made by the Committee in its sole and absolute discretion.

16. Tax Withholding. All payments or distributions made pursuant to the Plan to a Participant shall be net of any applicable federal, state and local withholding taxes arising as a result of the grant of any Award, exercise of an Option or any other event occurring pursuant to this Plan. The Company shall have the right to withhold from such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations. In satisfaction of the requirement to pay withholding taxes, the Participant may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to the or Participant pursuant to the Plan, having an aggregate Fair Market Value equal to the withholding taxes.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Effectiveness of the Plan. This Plan shall become effective upon adoption by the Board subject, however, to its further approval by the stockholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under applicable laws.

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19. Term of Plan. The Plan shall terminate ten (10) years after the date on which this Plan is approved and adopted by the Board and no Award shall be granted hereunder after the expiration of such ten (10) year period. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

20. Time of Granting of an Award. An Award grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an Award to a Participant (but in no event prior to the adoption of the Plan by the Board); provided that such Award is evidenced by a written Award Agreement duly executed on behalf of the Company and on behalf of the Participant within a reasonable time after the date of the Committee action.

21. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

24. Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law.

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IN WITNESS WHEREOF, the Company has adopted this Plan on this 26th day of November, 2012.

GALERA THERAPEUTICS, INC

/s/ Mel Sorensen
By:	Mel Sorensen
Title:	President and Chief Executive Officer

[Galera Therapeutics, Inc. Equity Incentive Plan]

EXECUTION VERSION

FIRST AMENDMENT TO THE

GALERA THERAPEUTICS, INC. EQUITY INCENTIVE PLAN

WHEREAS, Galera Therapeutics, Inc. (“Company”) previously adopted the Galera Therapeutics, Inc. Equity Incentive Plan (“Plan”); and

WHEREAS, the Company desires to amend the Plan to increase the number of Shares of Common Stock available for issuance thereunder by 224,932 shares;

WHEREAS, the stockholders of the Company have approved the proposed amendment of the Plan to increase the number of Shares of Common Stock available for issuance thereunder by 224,932 shares; and

WHEREAS, the Company maintains the right to amend the Plan pursuant to Section 21 therein;

NOW THEREFORE, Section 3 of the Plan is deleted in its entirety and replaced with the following, effective July 28, 2014:

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan is 3,104,845 Shares. The Shares may be authorized but unissued or reacquired Common Stock. The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares. Awards settled in cash shall not reduce the number of Shares available for purposes of the Plan. If any Award shall expire or terminate for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. Any Shares which are used by a Participant as full or partial payment to the Company to satisfy the purchase price related to an Award, and any Shares subject to an Award which are not delivered to a Participant because such Shares are used to satisfy an applicable tax withholding obligation, shall not be available for the purposes of the Plan, and shall not be included in the number of Shares reserved hereunder.

IN WITNESS WHEREOF, this Amendment is hereby executed by a duty authorized officer of the Company this 28th day of July, 2014.

GALERA THERAPEUTICS, INC.

By:	/s/ Mel Sorensen

Title: President and CEO

Execution Version

SECOND AMENDMENT TO THE

GALERA THERAPEUTICS, INC. EQUITY INCENTIVE PLAN

October 1, 2015

WHEREAS, Galera Therapeutics, Inc. (“Company”) previously adopted the Galera Therapeutics, Inc. Equity Incentive Plan (as amended, the “Plan”); and

WHEREAS, the Company desires to amend the Plan to increase the number of Shares of Common Stock available for issuance thereunder by 5,095,068 shares;

WHEREAS, the stockholders of the Company have approved the proposed amendment of the Plan to increase the number of Shares of Common Stock available for issuance thereunder by 5,095,068 shares; and

WHEREAS, the Company maintains the right to amend the Plan pursuant to Section 21 therein;

NOW THEREFORE, Section 3 of the Plan is deleted in its entirety and replaced with the following, effective October 1, 2015:

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan is 8,199,913 Shares. The Shares may be authorized but unissued or reacquired Common Stock. The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares. Awards settled in cash shall not reduce the number of Shares available for purposes of the Plan. If any Award shall expire or terminate for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. Any Shares which are used by a Participant as full or partial payment to the Company to satisfy the purchase price related to an Award, and any Shares subject to an Award which are not delivered to a Participant because such Shares are used to satisfy an applicable tax withholding obligation, shall not be available for the purposes of the Plan, and shall not be included in the number of Shares reserved hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is hereby executed by a duly authorized officer of the Company as of the first date written above.

GALERA THERAPEUTICS, INC.

By:	/s/ Mel Sorensen
Name: Mel Sorensen
Title: President and Chief Executive Officer

[Signature Page to Amendment to Equity Incentive Plan]

THIRD AMENDMENT TO THE

GALERA THERAPEUTICS, INC. EQUITY INCENTIVE PLAN

January 18, 2017

WHEREAS, Galera Therapeutics, Inc. (“Company”) previously adopted the Galera Therapeutics, Inc. Equity Incentive Plan (as amended, the “Plan”); and

WHEREAS, the Company desires to amend the Plan to increase the number of Shares of Common Stock available for issuance thereunder by 2,500,000 shares;

WHEREAS, the stockholders of the Company have approved the proposed amendment of the Plan to increase the number of Shares of Common Stock available for issuance thereunder by 2,500,000 shares; and

WHEREAS, the Company maintains the right to amend the Plan pursuant to Section 21 therein;

NOW THEREFORE, subject to the authorization by stockholders of the Company in accordance with the requirements of the Delaware General Corporation Law, the Third Amended and Restated Certificate of Incorporation and the Bylaws, as amended, Section 3(a) of the Plan is deleted in its entirety and replaced with the following, effective January 18, 2017:

“(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan is 10,699,913 Shares. The Shares may be authorized but unissued or reacquired Common Stock. The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares. Awards settled in cash shall not reduce the number of Shares available for purposes of the Plan. If any Award shall expire or terminate for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. Any Shares which are used by a Participant as full or partial payment to the Company to satisfy the purchase price related to an Award, and any Shares subject to an Award which are not delivered to a Participant because such Shares are used to satisfy an applicable tax withholding obligation, shall not be available for the purposes of the Plan, and shall not be included in the number of Shares reserved hereunder.”

Except as specifically amended hereby, the Plan shall continue in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is hereby executed by a duly authorized officer of the Company as of the first date written above.

GALERA THERAPEUTICS, INC.

By:	/s/ J. Mel Sorensen
Name: J. Mel Sorensen
Title: President and Chief Executive Officer

Signature Page – Third Amendment to Equity Incentive Plan

FOURTH AMENDMENT TO THE

GALERA THERAPEUTICS, INC. EQUITY INCENTIVE PLAN

August 30, 2018

WHEREAS, Galera Therapeutics, Inc. (“Company”) previously adopted the Galera Therapeutics, Inc. Equity Incentive Plan (as amended, the “Plan”); and

WHEREAS, the Company desires to amend the Plan to increase the number of Shares of Common Stock available for issuance thereunder by 5,048,920 shares;

WHEREAS, the stockholders of the Company have approved the proposed amendment of the Plan to increase the number of Shares of Common Stock available for issuance thereunder by 5,048,920 shares; and

WHEREAS, the Company maintains the right to amend the Plan pursuant to Section 21 therein;

NOW THEREFORE, subject to the authorization by stockholders of the Company in accordance with the requirements of the Delaware General Corporation Law, the Fourth Amended and Restated Certificate of Incorporation and the Bylaws, as amended, Section 3(a) of the Plan is deleted in its entirety and replaced with the following, effective August 30, 2018:

“(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan is 15,748,833 Shares. The Shares may be authorized but unissued or reacquired Common Stock. The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares. Awards settled in cash shall not reduce the number of Shares available for purposes of the Plan. If any Award shall expire or terminate for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. Any Shares which are used by a Participant as full or partial payment to the Company to satisfy the purchase price related to an Award, and any Shares subject to an Award which are not delivered to a Participant because such Shares are used to satisfy an applicable tax withholding obligation, shall not be available for the purposes of the Plan, and shall not be included in the number of Shares reserved hereunder.”

Except as specifically amended hereby, the Plan shall continue in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is hereby executed by a duly authorized officer of the Company as of the first date written above.

GALERA THERAPEUTICS, INC.

By:	/s/ J. Mel Sorensen
Name: J. Mel Sorensen
Title: President and Chief Executive Officer

Signature Page – Fourth Amendment to Equity Incentive Plan